Exhibit 99.1

PRESS RELEASE

AMERICAN LITHIUM MINERALS, INC.

ANNOUNCES THE CLOSING OF PRIVATE PLACEMENT

HENDERSON, NV—July 23, 2009—American Lithium Minerals Inc., OTCBB: AMLM (the “Company”) announced today that it completed a private placement of common stock to institutional and accredited investors for aggregate gross proceeds of $450,000. The common stock was issued at $.36 per share. The Company plans to use the proceeds of the financing for general working capital purposes.

This press release does not constitute an offer to sell, or a solicitation of an offer to purchase, any of the foregoing securities. The foregoing securities have not been, nor will they be, registered under the Securities Act of 1933, as amended (the 'Securities Act'), or any state securities laws and such securities may not be offered or sold within the United States or to or for the account or benefit of U.S. persons unless registered under the Securities Act and any applicable state securities laws or an exemption from such registration is available

American Lithium Minerals Inc., is an early stage lithium exploration company engaged in evaluating, developing and acquiring lithium projects, with a focus on the United States, Canada and South America.

Forward-Looking Statements

Included in this release are certain “forward-looking” statements involving risks and uncertainties which are intended to conform to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial performance.  Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements.  In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, sales and earnings growth, ability to attract and retain key personnel and general economic conditions, including uncertainties relating to global political conditions, such as terrorism.  Information with respect to important risk factors that should be considered may be contained in the Company’s Annual Report on Form 10-K and its Reports on Form 10-Q to be filed with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not intend to update any of the forward–looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

American Lithium Minerals Inc.

Matthew Markin

Chairman and President

Tel: 702-430-4789

Fax: 702-430-4501

E-mail: info@americanlithium.com

Web: www.americanlithium.com